BioForce Nanosciences Reports Third Quarter 2007 Financial Results

AMES, Iowa, Nov. 15, 2007 (PRIME NEWSWIRE) -- BioForce Nanosciences Holdings, Inc. (OTCBB:BFNH) reported yesterday that its total revenue for the three months ended September 30, 2007 was $35,842, a 14% increase over the revenue of $31,430 for the same period in 2006. For the nine months ended September 30, 2007, revenue was $579,408, a 121% increase as compared to the revenue of $261,628 for the nine months ended September 30, 2006.

Net loss for the third quarter of 2007 was $1,268,845, as compared to a net loss of $773,457 for the same period in 2006. Net loss for the nine months ended September 30, 2007 was $3,277,720, as compared to a net loss of $2,810,824 for the nine months ended September 30, 2006.

Net loss on common stock for the quarter was $1,403,289, or $0.06 per share, as compared to $773,457, or $0.03 per share, for the same period in 2006. Net loss on common stock for the nine months ended September 30, 2007 was $3,412,164, or $0.14 per share, as compared to $2,810,824, or $0.12 per share, for the nine months ended September 30, 2006. The difference between net loss for the three and nine month periods ended September 30, 2007 and the net loss on common stock for those periods is almost entirely attributable to an amount recorded as a preferred stock conversion discount in association with the company's August 2007 equity financing transaction.

Dr. Eric Henderson, BioForce's CEO and founder, said, "Marketplace momentum associated with the 2006 market launch of the Nano eNabler system continues to progress well. While no Nano eNabler system sales were recorded during the third quarter, there have been two Nano eNabler sales thus far during the fourth quarter of 2007, including the recently announced sale to the University of Wales, and we anticipate additional Nano eNabler sales before the end of the year. More than twenty premier research institutions throughout the world are now using Nano eNablers, with the system's ability to deposit and manipulate biomaterials with nanoscale precision allowing these researchers to make breakthrough advances in areas like cell biology, nanobiosensors and tissue engineering."

Dr. Henderson continued, "In addition to the commercial progress being made with the Nano eNabler, we continue to utilize the Nano eNabler ourselves in order to pursue development of our ViriChip virus detection system, Chip-on-a-Tip biomarker diagnostic test platform and other innovative diagnostic tests. These diagnostic tests have application in the areas of healthcare, biodefense and environmental protection, and represent a significant part of the company's growth strategy. For example, using the ViriChip technology we can design a test to detect multiple infectious viruses in a single drop of water."

Greg Brown, BioForce's CFO, commented, "During the third quarter of 2007 we were able to strengthen our balance sheet via the completion of our August 2007 equity financing. We were very pleased to be able to secure that funding on the basis of fixed rather than variable pricing, ensuring that the investor's interests are in fact completely aligned with those of our other shareholders. In addition, the recently announced $150,000 loan forgiveness by the State of Iowa further strengthens our balance sheet."

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                For the                       For the
                          Three Months Ended             Nine Months Ended
                             September 30                  September 30
                          2007           2006           2007           2006
                      ------------   ------------   ------------   ------------
REVENUES              $     35,842   $     31,430   $    579,408   $    261,628

COST OF GOODS
 SOLD                       95,557         23,188        433,918        101,274
                      ------------   ------------   ------------   ------------
 Gross margin              (59,715)         8,242        145,490        160,354

OPERATING EXPENSES
 Research and
  development              326,354        175,399        897,202        560,137
 Sales and
  marketing                289,610        178,028        919,015        360,008
 General and
  administrative           628,654        529,004      1,960,875      1,343,122
 Reimbursement of
  grant expenses          (125,195)       (49,688)      (415,415)      (151,117)
                      ------------   ------------   ------------   ------------
  Total operating
   expenses              1,119,423        832,743      3,361,677      2,112,150
                      ------------   ------------   ------------   ------------

 Loss from
  operations before
  other income
  (expense)             (1,179,138)      (824,501)    (3,216,187)    (1,951,796)

OTHER INCOME
 (EXPENSE)
  Interest income            6,262         51,575         41,236        117,297
  Debt forgiveness
   income                  164,250             --        164,250             --
  Abandoned stock
   offering costs         (256,500)            --       (256,500)            --
  Interest
   expense                  (3,719)          (531)       (10,519)      (976,325)
                      ------------   ------------   ------------   ------------
  Total other in-
   come (expense)          (89,707)        51,044        (61,533)      (859,028)
                      ------------   ------------   ------------   ------------

  Loss before
   income tax           (1,268,845)      (773,457)    (3,277,720)    (2,810,824)

INCOME TAX EXPENSE              --             --             --             --
                      ------------   ------------   ------------   ------------

  Net loss              (1,268,845)      (773,457)    (3,277,720)    (2,810,824)

DIVIDENDS ON
 PREFERRED STOCK           134,444             --        134,444             --
                      ------------   ------------   ------------   ------------

 Net loss on
  common stock        $ (1,403,289)  $   (773,457)  $ (3,412,164)  $ (2,810,824)
                      ============   ============   ============   ============

BASIC AND DILUTED
 LOSS PER COMMON
 SHARE                ($      0.06)  ($      0.03)  ($      0.14)  ($      0.12)
                      ============   ============   ============   ============

WEIGHTED AVERAGE
 NUMBER OF COMMON
 SHARES OUT-
 STANDING               24,099,950     23,999,950     24,083,466     23,999,950
                      ============   ============   ============   ============

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                         09/30/07      12/31/06
                                                        ----------    ----------
                                                        (unaudited)

CURRENT ASSETS
 Cash and cash equivalents                              $  551,902    $2,602,686
 Accounts receivable - trade, net                            6,375        22,153
 Inventory                                               1,129,071     1,193,590
 Prepaid expenses and other assets                         102,396        55,351
                                                        ----------    ----------

   Total current assets                                  1,789,744     3,873,780
                                                        ----------    ----------

PROPERTY AND EQUIPMENT
 Computer equipment                                        107,613        73,180
 Leasehold improvements                                    380,000       380,000
 Scientific and laboratory equipment                       888,130       687,280
 Office furniture and fixtures                              89,760        67,384
                                                        ----------    ----------
   Total                                                 1,465,503     1,207,844
 Less accumulated depreciation                             827,157       669,762
                                                        ----------    ----------
   Net property and equipment                              638,346       538,082
                                                        ----------    ----------

INTANGIBLE ASSETS
 Patent costs, net of accumulated
  amortization of $70,229 and $48,759,
  respectively                                             672,282       580,426
 Trademark costs, net of accumulated
  amortization of $13,799 and $7,397,
  respectively                                              92,066        68,699
                                                        ----------    ----------
   Total intangible assets                                 764,348       649,125
                                                        ----------    ----------

   TOTAL ASSETS                                         $3,192,438    $5,060,987
                                                        ==========    ==========

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                    09/30/07         12/31/06
                                                  ------------     ------------
                                                  (unaudited)

CURRENT LIABILITIES
 Accounts payable                                 $    318,209     $    506,099
 Accrued expenses                                      421,829          193,010
 Deferred revenue                                       42,688            9,224
 Current portion of notes payable                      108,636          131,896
                                                  ------------     ------------
  Total current liabilities                            891,362          840,229

LONG-TERM DEBT, NET                                    159,162          278,860
                                                  ------------     ------------

  Total liabilities                                  1,050,524        1,119,089
                                                  ------------     ------------

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
 Preferred  stock - 2007 and 2006: $0.001
  par value, 10,000,000 shares authorized to
  be issued in various classes
  Series A Convertible Preferred Stock -
   $0.001 par value, 2007: 1,100,000
    shares authorized, 1,000,000
     shares issued and outstanding,
     liquidation value $503,333; 2006: no
     shares issued or outstanding                        1,000               --
 Common stock - 2007: $0.001 par value,
  100,000,000 shares authorized,
  24,099,950 shares issued and outstanding;
  2006: $0.001 par value, 100,000,000 shares
  authorized, 23,999,950 shares issued and
  outstanding                                           24,100           24,000
 Additional paid-in capital                         15,665,310       13,824,501
 Accumulated deficit                               (13,548,496)      (9,906,603)
                                                  ------------     ------------
  Total stockholders' equity                         2,141,914        3,941,898
                                                  ------------     ------------

  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                           $  3,192,438     $  5,060,987
                                                  ============     ============

About BioForce Nanosciences Holdings, Inc.

BioForce Nanosciences develops and commercializes nanotech tools and solutions for the life sciences. BioForce's flagship product, the Nano eNabler(tm) molecular printer, gives the Company a platform for development and discovery. BioForce technology is being used in sensor functionalization, patterning and cell adhesion, and printing proteins to guide neural cell growth. For more information, visit www.bioforcenano.com or call 515-233-8333.

This news release contains forward-looking information that may be affected by certain risks and uncertainties, including those risks and uncertainties described in BioForce Nanosciences' most recent filings with the Securities and Exchange Commission. BioForce Nanosciences' actual results could differ materially from such forward-looking statements. BioForce assumes no duty to update these statements at any future date.

Contact:

BioForce Nanosciences Holdings, Inc.
Greg Brown, CFO
515-233-8333 ext. 118
gbrown@bioforcenano.com

RedChip Companies, Inc.
Investor Relations
Dave Gentry
1-800-REDCHIP (733-2447) ext. 104
dave@redchip.com
www.redchip.com